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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 333-86513, 333-86567 and 333-59803) pertaining to the 1993
Stock Option Plan and 1995 Stock Incentive Plan of Document Sciences Corporation of our report dated January 18, 2002, with respect to the consolidated financial statements of Document Sciences Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2001.



                                        /s/ ERNST & YOUNG LLP

February 27, 2002